Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

electroCore, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule		Maximum Aggregate Offering Price (1)		Fee Rate		Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	457	(o)
Fees to be Paid	Other	Warrants	457	(o)
Fees to be Paid	Other	Debt Securities	457	(o)
Fees to be Paid	Other	Units(3)	457	(o)
Fees to be Paid	Other	Rights	457	(o)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)	53,751,039	(1) (2)	0.00015310		$8,229.28
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Other	Warrants	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Other	Debt Securities	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Other	Units(3)	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Other	Rights	415	(a)(6)						S-3	333-262223	January 25, 2022
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)	46,248,961	(1)	0.0000927	(4)		S-3	333-262223	January 25, 2022	$4,287.28(4)

Total Offering Amounts	$100,000,000	$12,516.56
Total Fees Previously Paid		$4,287.28
Total Fee Offsets		—
Net Fee Due		$8,229.28	(4)

(1)	The aggregate maximum offering price of all securities issued or issuable by electroCore, Inc. (the “Registrant”) that are registered pursuant to this Registration Statement shall not exceed $100,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The amount and price are exclusive of accrued interest, if any, on the debt securities. The amount to be registered and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Units may consist of one or more shares of common stock, preferred stock, debt securities, or warrants issued by the Registrant, other property, or any combination thereof.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $46,248,961 of unsold securities (the “Unsold Securities”) that have previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-262223) filed on January 18, 2022, and declared effective on January 25, 2022 (the “Prior Registration Statement”), and the registration fee of $4,287.28 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement, if any. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.